UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

NORTH CENTRAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-27672	42-1449849
(State of incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

825 Central Avenue
Fort Dodge, Iowa 50501
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 576-7531

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on May 9, 2008, the date ANB Financial, National Association (“ANB”) was closed by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation (“FDIC”) was named receiver, First Federal Savings Bank of Iowa (the “Bank”), which is the banking subsidiary of the North Central Bancshares, Inc. (the “Company”), was contractually owed approximately $2 million from ANB with respect to the repayment of a loan in which the Bank was a participant (the “Loan”) and the Bank had a demand deposit account at ANB Financial which had a balance of approximately $138,000 above the FDIC insured limit. On June 11, 2008, the Bank received from the FDIC the $2 million owed by ANB with respect to the Loan. The Company and the Bank are continuing discussions with the appropriate parties (including the FDIC), and are considering all options available, including initiating legal proceedings, regarding the disposition of the remaining funds owed to the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH CENTRAL BANCSHARES, INC.

Date: June 13, 2008	By:	/s/ David M. Bradley
David M. Bradley
Chairman, President and Chief Executive Officer